Exhibit 10.124

EXECUTION VERSION

AMENDMENT NO. 1 TO UNSECURED PROMISSORY NOTE

This Amendment No. 1 to Unsecured Promissory Note (the "Amendment") is made as of this 21st day of March, 2016, by and between TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation ("Maker"), and GREAT HARBOR CAPITAL, LLC, a Delaware limited liability company ("Holder").

WHEREAS, the Maker is indebted to the Holder under a certain Unsecured Promissory Note in the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) dated January 28, 2016 (the "Note"); and

WHEREAS, the Borrower and the Holder have agreed to amend the Note in accordance with this Amendment.

NOW, THEREFORE, the parties hereto agree as follows:

1.           Section 2.01(c) of the Note is hereby restated in its entirely to read as follows:

(c)          The occurrence of (x)(i) a default or an event of default with respect to any indebtedness of Maker for borrowed money that accrues interest, including, but not limited to Midcap Funding X Trust, Penta Mezzanine SBIC Fund I, L.P., JL-Mezz Utah, LLC, JL Properties, Inc., Holder and Golisano Holdings LLC ("Golisano Holdings") and (ii) such indebtedness is accelerated by the creditor or (y) for the non-payment of indebtedness of Maker for borrowed money at its scheduled final maturity (including any extension or refinancings thereof);

2.           Section 3.11 of the Note is hereby restated in its entirely to read as follows:

3.11         Pari Passu Notes. Maker and Holder acknowledge and agree that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to that certain Unsecured Promissory Note, dated as of March 21, 2016 (the "Second Holder Note"), in the original principal amount of $7,000,000 issued by Maker to Holder, that certain Unsecured Promissory Note, dated as of January 28, 2016 (the "First Golisano Holdings Note"), in the original principal amount of $2,500,000 issued by Maker to Golisano Holdings and that certain Unsecured Promissory Note, dated as of March 21, 2016, in the original principal amount of $7,000,000 issued by Maker to Golisano Holdings (the "Second Golisano Holdings Note" and collectively with the First Golisano Holdings Note, the "Golisano Holdings Notes"). All payments of principal and interest on the Notes shall be made pro rata based on the unpaid principal balance under this Note, the Second Holder Note and the Golisano Holdings Notes. If Holder receives any payment or other amount in excess of that which it is entitled to under this Section 3.11, it shall, and shall be deemed to, hold such excess amount in trust for the benefit of Golisano Holdings to the extent it is entitled thereto and shall pay such excess amount over to Golisano Holdings as promptly as practicable. Maker and Holder hereby agree that Golisano Holdings is an express third party beneficiary of this Section 3.11 and it shall not be amended or modified without the express written consent of Golisano Holdings.

Amendment No. 1 to Unsecured Promissory Note (Great Harbor)

3.           Except as expressly amended hereby, all terms and conditions of the Note shall remain in full force and effect.

4.           Upon the effectiveness of this Amendment, each reference in the Note to "the Note," "this Note," "hereunder," "hereof," "herein," or words of similar import shall mean and be a reference to the Note, as amended by this Amendment.

5.           This Amendment constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements between such parties with respect to the subject matter hereof. To the extent of any conflict between the terms and conditions of this Amendment and the Note, the terms and conditions of this Amendment shall govern.

6.           This Amendment may be executed in one or more counterparts, including by means of facsimile and/or portable document format, each of which shall be an original and all of which shall together constitute one and the same document.

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EXECUTION VERSION

IN WITNESS WHEREOF, Maker and Holder have executed this Amendment as of the date first above written.

TWINLAB CONSOLIDATED HOLDINGS, INC.

By:	/s/ Naomi Whittel
Name: Naomi Whittel
Title: Chief Executive Officer

GREAT HARBOR CAPITAL, LLC

By:	/s/ Mark J. Bugge
Mark J. Bugge
Title: Secretary

Amendment No. 1 to Unsecured Promissory Note (Great Harbor)